SCHEDULE 14C
(Rule 14c-101)
Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934
Check the appropriate box:
☑	Preliminary information statement

☐	Definitive information statement

☐	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))
SAGA COMMUNICATIONS, INC.
(Name of Registrant as Specified in Its Charter)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

NOTICE OF ACTION BY WRITTEN CONSENT
OF THE MAJORITY STOCKHOLDER OF

SAGA COMMUNICATIONS, INC.
73 KERCHEVAL AVENUE
GROSSE POINTE FARMS, MICHIGAN 48236

DATE FIRST MAILED TO STOCKHOLDERS: JANUARY   , 2009

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.

To the Stockholders of Saga Communications, Inc.:

This Notice and the accompanying Information Statement are being furnished to the stockholders of Saga Communications, Inc., a Delaware corporation (“we,” “us,” “our” or the “Company”), in connection with action taken by the holder of a majority of the issued and outstanding voting securities of the Company, approving, by written consent dated December 26, 2008, an amendment to our second restated certificate of incorporation to effect a reverse stock split of our Class A Common Stock and Class B Common Stock at a specific ratio to be determined by our Board of Directors of not more than one-for-four so that one new share of Class A Common Stock or Class B Common Stock will be issued for up to every four shares of issued and outstanding Class A Common Stock or Class B Common Stock, respectively.

Please review the Information Statement included with this Notice for a more complete description of this matter.

Our Board of Directors has fixed the close of business on December 26, 2008 as the record date for the determination of stockholders entitled to notice of the action by written consent. Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the corporate action authorized by our majority stockholder can be taken no sooner than 20 calendar days after the accompanying Information Statement is first mailed to the Company’s stockholders. Since the accompanying Information Statement is first being mailed to security holders on January   , 2009, the corporate action described therein may be taken on or after          , 2009. Following the effectiveness of the above action by written consent authorizing the transaction described in the accompanying Information Statement, we expect to consummate the reverse stock split by filing an amendment to our second restated certificate of incorporation with the Delaware Secretary of State on or about          , 2009, subject to prior abandonment of the reverse stock split as may be determined in the discretion of our Board of Directors.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

As the matters set forth in this Notice and accompanying Information Statement have been duly authorized and approved by the written consent of the holder of a majority of the Company’s issued and outstanding voting securities, your vote or consent is not requested or required to approve these matters. The accompanying Information Statement is provided solely for your information. The accompanying Information Statement also serves as the notice required by Section 228 of the Delaware General Corporation Law of the taking of a corporate action without a meeting by less than unanimous written consent of the Company’s stockholders.

By order of our Board of Directors,

Marcia Lobaito
Secretary

January   , 2009

INFORMATION STATEMENT
FOR
SAGA COMMUNICATIONS, INC.
73 KERCHEVAL AVENUE
GROSSE POINTE FARMS, MICHIGAN 48236

ABOUT THIS INFORMATION STATEMENT	1
GENERAL	1
CORPORATE ACTION TAKEN — REVERSE STOCK SPLIT	1
Board Authorization	1
The Action by Written Consent	2
VOTING AND VOTE REQUIRED	2
NOTICE PURSUANT TO DGCL SECTION 228	2
DISSENTERS’ RIGHTS OF APPRAISAL	2
COST OF THIS INFORMATION STATEMENT	2
HOUSEHOLDING OF STOCKHOLDER MATERIALS	2
APPROVAL OF THE AMENDMENT TO OUR SECOND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF OUR CLASS A COMMON STOCK AND CLASS B COMMON STOCK AT A REVERSE STOCK SPLIT RATIO OF UP TO 1-FOR-4	3
THE PROPOSED AMENDMENT	3
EFFECTIVE DATE	3
REASONS FOR THE REVERSE STOCK SPLIT	4
EFFECTS OF THE REVERSE STOCK SPLIT	5
General	5
Effect On Our Stock Plans	5
Reduction In Stated Capital	5
Exchange of Stock Certificates	6
No Appraisal Rights	6
Certain Federal Income Tax Consequences of the Reverse Stock Split	6
Shareholder Approval	7
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	8
FORWARD-LOOKING STATEMENTS	10
WHERE YOU CAN FIND MORE INFORMATION	11
ANNEX A — AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT	A-1

SAGA COMMUNICATIONS, INC.
73 KERCHEVAL AVENUE
GROSSE POINTE FARMS, MICHIGAN 48236

INFORMATION STATEMENT

We are not asking you for a proxy and you are requested not to send us a proxy.

ABOUT THIS INFORMATION STATEMENT

General

This Information Statement is being furnished by Saga Communications, Inc., a Delaware corporation (“we,” “us,” “our” or the “Company”), in connection with action taken by the holder of a majority of the Company’s issued and outstanding voting securities, approving, by written consent dated December 26, 2008, an amendment to our second restated certificate of incorporation to effect a reverse stock split of our Class A and Class B Common Stock at a specific ratio to be determined by our Board of Directors of not more than one-for-four so that one new share of Class A or Class B Common Stock will be issued for every four shares of issued and outstanding Class A or Class B Common Stock, respectively (the “Transaction” or the “reverse stock split”).

The Company is controlled by Edward K. Christian, our President, Chief Executive Officer (“CEO”) and Chairman. The number of shares of the Company’s Class A Common Stock, $.01 par value, and Class B Common Stock, $.01 par value, outstanding as of the record date of December 26, 2008, were 14,415,858 and 2,402,388, respectively. Mr. Christian indirectly owns 7,134 shares of the Class A Common Stock and all of the outstanding Class B Common Stock. With respect to the Transaction, the Class B Common Stock is entitled to 10 votes per share. Accordingly, Mr. Christian owns approximately 62.5% of the combined voting power of our Common Stock (Class A and Class B shares).

As the matters set forth in this Information Statement have been duly authorized and approved by the written consent of Mr. Christian, the holder of at least a majority of our issued and outstanding voting securities, we are not seeking any consent, authorization or proxy from you. This Information Statement is being furnished pursuant to the requirements of Rule 14c-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to our stockholders who would otherwise have been entitled to vote or give an authorization or consent in regard to the Transaction. Our Board of Directors has fixed the close of business on December 26, 2008 as the record date for the determination of stockholders entitled to notice of the action by written consent (the “Record Date”). This Information Statement is first being mailed on January   , 2009 to our stockholders of record as of the December 26, 2008 Record Date. Pursuant to Rule 14c-2 under the Exchange Act, the corporate action authorized by our majority stockholder can be taken no sooner than 20 calendar days after the accompanying Information Statement is first mailed to the Company’s stockholders. Accordingly, following expiration of such 20-day period, we anticipate filing with the Delaware Secretary of State an amendment to our second restated certificate of incorporation implementing the reverse stock split in the manner so authorized, on or about          , 2009, subject to the prior abandonment of the reverse stock split as may be determined in our Board’s discretion.

Our principal executive offices are located at 73 Kercheval Avenue, Grosse Pointe Farms, Michigan 48236, and our telephone number is (313) 886-7070.

Corporate Action Taken — Reverse Stock Split

Board Authorization

On December 26, 2008, our Board of Directors authorized an amendment to our restated certificate of incorporation (the “Amendment”), subject to stockholder approval, to effect a reverse stock split of our Class A Common Stock and Class B Common Stock at a specific ratio to be determined by our Board of Directors of not more than one-for-four so that our new share of Class A Common Stock or Class B Common Stock will be issued for up to every four shares of issued and outstanding Class A Common Stock or Class B Common Stock, respectively (the “Split Ratio”). Our Board of Directors authorized the reverse stock split of our Class A Common Stock and Class B Common Stock with the primary intent of increasing the per share trading price of our Class A Common Stock, which is publicly listed on the New York Stock Exchange (the “NYSE”) under the symbol “SGA,” to allow us to move our listing of our Class A Common Stock from the NYSE to the NYSE Alternext US LLC (the “NYSE Alternext”) as more fully discussed under the caption “Reasons For The Reverse Stock Split,” below.

The Action by Written Consent

On December 26, 2008, Edward K. Christian delivered to the Company an executed written consent of stockholders approving the Amendment and the up to 1-for-4 Split Ratio (the “Written Consent”), in accordance with Section 228 of the Delaware General Corporation Law (the “DGCL”). As of such date, Mr. Christian beneficially owned all of the Company’s issued and outstanding Class B Common Stock, approximately 0.05% of the Company’s issued and outstanding shares of Class A Common Stock and, based on ten votes per share of Class B Common Stock, approximately 62.5% of the combined voting power of the Company’s issued and outstanding shares of Class A Common Stock and Class B Common Stock.

Voting and Vote Required

As the matters set forth in this Information Statement have been duly authorized and approved by the written consent of the holder of a majority of our issued and outstanding voting securities, we are not seeking any consent, authorization or proxy from you. Section 228 of the DGCL provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for a meeting. Approval by at least a majority of the outstanding voting power of our shares of common stock present and voting on the matter at a meeting would be required to approve the reverse stock split, which approval has been duly secured by written consent executed and delivered to us by Edward K. Christian, as noted above. On December 26, 2008, there were issued and outstanding: (i) [14,451,582] shares of Class A Common Stock, entitled to one vote per share, (ii) 2,402,338 shares of Class B Common Stock, entitled to ten votes per share, and (iii) no shares of preferred stock. On December 26, 2008, Mr. Christian owned, directly and indirectly, 7,134 shares of our Class A Common Stock, and all of the 2,402,338 shares of our Class B Common Stock, with such shares of Class A Common Stock and Class B Common Stock together representing approximately 62.5% of the combined voting power of the Company’s common stock. Under the DGCL and our second restated certificate of incorporation, no separate class vote is required for approval of the Amendment and the up to 1-4 Split Ratio. Accordingly, the Written Consent executed by Mr. Christian pursuant to DGCL Section 228 and delivered to us is sufficient to approve the reverse stock split and requires no further stockholder vote or other action.

Notice Pursuant to DGCL Section 228

Pursuant to DGCL Section 228, we are required to provide prompt notice of the taking of a corporate action by written consent to our stockholders who have not consented in writing to such action. This Information Statement serves as the notice required by DGCL Section 228.

Dissenters’ Rights of Appraisal

The DGCL does not provide dissenters’ rights of appraisal to our stockholders in connection with the matters approved by the Written Consent.

Cost of this Information Statement

The entire cost of furnishing this Information Statement will be borne by us. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our Common Stock held of record by them.

Householding of Stockholder Materials

In some instances we may deliver only one copy of this Information Statement to multiple stockholders sharing a common address. If requested by phone or in writing, we will promptly provide a separate copy to a stockholder sharing an address with another stockholder. Requests by phone should be directed to our Chief Financial Officer at (313) 886-7070, and requests in writing should be sent to Saga Communications, Inc., Attention: Chief Financial

Officer, 73 Kercheval Avenue, Grosse Pointe Farms, Michigan 48236. Stockholders sharing an address who currently receive multiple copies and wish to receive only a single copy should contact their broker or send a signed, written request to us at the above address.

APPROVAL OF THE AMENDMENT TO OUR SECOND RESTATED CERTIFICATE OF INCORPORATION TO
EFFECT A REVERSE STOCK SPLIT OF OUR CLASS A COMMON STOCK AND CLASS B COMMON STOCK AT A REVERSE STOCK SPLIT RATIO OF UP TO 1-FOR-4

The Amendment to effect the reverse stock split of our Class A Common Stock and Class B Common Stock at a specific ratio to be determined by the Board of Directors of not more than 1-for-4 such that one new share of Class A Common Stock or Class B Common Stock will be issued for up to every four shares of issued and outstanding Class A Common Stock and Class B Common Stock, respectively, was approved by our Board of Directors and submitted for stockholder approval by our Board of Directors on December 26, 2008. On December 26, 2008, Edward K. Christian, our majority stockholder, executed the Written Consent authorizing this Amendment. Accordingly, we have secured the necessary authorization for the Amendment as required by Section 242 of the DGCL.

The Proposed Amendment

Pursuant to the Amendment, a specified number of outstanding shares of Class A Common Stock and Class B Common Stock, not to exceed four would be combined and would become one share of Class A Common Stock or one share of Class B Common Stock, respectively. The Board has the authority, but not the obligation, in its sole discretion, to select the exact ratio for the reverse stock split and implement the Split Ratio without further action on the part of stockholders. This was done in order to give the Board flexibility and allow it to consider various factors at the time of implementation of the Split Ratio, including prevailing market and economic conditions, the historical and projected performance of the Class A Common Stock and trading volumes, and the projected impact of the Split Ratio on trading liquidity, among other factors.

As of the Record Date, the Company had 14,415,858 shares of Class A Common Stock outstanding and 2,402,338 shares of Class B Common Stock outstanding. Based on the number of shares currently issued and outstanding, immediately following the reverse stock split and assuming a 1 for 4 split, the Company would have approximately 3,603,965 shares of Class A Common Stock outstanding and 600,585 shares of Class B Common Stock outstanding (although this estimate does not give effect to rounding for fractional shares). The total authorized shares of Class A Common Stock is 35,000,000 and the total authorized shares of Class B Common Stock is 3,500,000. The number of authorized shares of Class A Common Stock and Class B Common Stock will not be changed in connection with the Amendment. In addition, the par value of the Class A Common Stock and of the Class B Common Stock will not be changed in connection with the Amendment. The number of authorized shares of the Company’s preferred stock will not be affected in any way by the reverse stock split.

In lieu of issuing fractional shares, the Company will round up in the event the stockholder would be entitled to receive less that one share of Class A Common Stock or Class B Common Stock as a result of the reverse stock split. In addition, the split will not affect any Class A or Class B holder’s proportionate voting power (subject to the treatment of fractional shares), and all shares of Class A Common Stock and Class B Common Stock will remain fully paid and non-assessable.

Effective Date

The effective date of the reverse stock split (the “Effective Date”), if implemented by our Board of Directors, will be the date and time on which the Amendment is accepted and recorded by the Delaware Secretary of State (subject to any specific future time and date of effectiveness stated therein) in accordance with Section 103 of the DGCL, which is anticipated to be on or about          , 2009, but in no case will the Effective Date be earlier than 20 calendar days after the date this Information Statement is first mailed to stockholders.

If, at any time prior to the filing of the Amendment, our Board of Directors, in its discretion, determines that the reverse stock split is no longer in our best interests and the best interests of our stockholders, the reverse stock split may be abandoned, without any further action by our stockholders. If the Board of Directors does not implement the reverse stock split prior to March 31, 2009, its authorization to implement the reverse stock split will terminate.

Reasons For The Reverse Stock Split

Our Class A Common Stock is currently listed on the NYSE under the symbol “SGA.” Our Board of Directors authorized the reverse stock split of our Class A Common Stock and Class B Common Stock with the primary intent of increasing the per share trading price of our Class A Common Stock to allow us to move our listing of the Class A Common Stock from the NYSE to the NYSE Alternext. On December 26, 2008, the closing price per share of our Class A Common Stock on the NYSE consolidated tape was $1.45. By letter dated December 19, 2008, the Company was notified by the NYSE that there was a risk of triggering the continuing listing standard requiring an average market capitalization of $25 million or more over a 30 trading day period based on the Company’s December 17, 2008 closing price of $1.10. As of the date of the NYSE letter, the Company’s 30-day average trading market capitalization was $46.2 million.

Accordingly, the Company has decided to be proactive and if, the trading price of its Class A Common Stock increases to more than $3.00 per share as a result of the reverse stock split, the Company intends, in coordination with the NYSE, to become listed on the NYSE Alternext. The Company has already submitted an application to become listed on the NYSE Alternext. Depending on the potential increase in trading price, the Company may also satisfy the listing requirements of the NASDAQ Capital Market (which, among other things, requires a $4.00 trading price). If the trading price does not rise sufficiently to satisfy the NYSE continued listing requirements or the initial listing requirements of the NYSE Alternext or the NASDAQ Capital Market, the Company’s Class A Common Stock would then trade over-the-counter.

The reverse stock split would also reduce certain of our costs, such as NYSE listing fees. We also believe that the reverse stock split should make our Class A Common Stock more attractive to institutional and other investors, as the current market price of our Class A Common Stock may affect its acceptability to certain institutional investors, professional investors and other members of the investing public. In addition, many institutional investors may be prohibited from purchasing stocks below certain minimum price levels. For the same reason, brokers may be reluctant to recommend lower-price stocks to their clients, or may discourage their clients from purchasing such stocks. Other investors may be dissuaded from purchasing lower-price stocks because the commission, as a percentage of the total transaction, tends to be higher for such stocks. To the extent that the price per share of our Class A Common Stock remains at a higher per share price as a result of the reverse stock split, some of these concerns may be ameliorated. Accordingly, for the foregoing reasons, the Company believes that effecting the reverse stock split would be in the Company’s and our stockholders’ best interests.

In theory, an up to 1-for-4 reverse stock split should cause the trading price of Class A Common Stock after the reverse stock split to be up to four times what it would have been if the reverse stock split had not taken place, depending on the ratio selected by the Board, however, this will not necessarily be the case. Other factors, such as financial results, market conditions, and the market perception of our business may adversely affect the market price of our Class A Common Stock. In addition, the Company also considered other various negative factors associated with reverse stock splits including the negative perception of reverse splits held by some investors, analysts and other stock market participants, the fact that the stock price of some companies that have implemented reverse stock splits has subsequently declined back to pre-reverse stock split levels, the adverse effect on liquidity that may be caused by a reduced number of shares outstanding, the potential concomitant downward pressure decreased liquidity could have on trading price, and the costs associated with implementing a reverse stock split. As a result, there can be no assurance that the reverse stock split, if completed, will result in the intended benefits described above.

If the reverse stock split is effectuated, stockholders will own a fewer number of shares than they currently own (a number equal to the number of shares owned immediately prior to the reserve stock split divided by a number up to four). While we expect that the reverse stock split will result in an increase in the per share price of our Class A Common Stock, the reverse stock split may not increase the per share price of our Class A Common Stock in proportion to the reduction in the number of shares of our Class A Common Stock outstanding. It also may not result in the permanent increase of the per share price, which depends on many factors. The history of similar reverse splits for companies in similar circumstances is varied.

Edward K. Christian beneficially owns all 2,402,338 of the issued and outstanding shares of our Class B Common Stock, which is neither publicly traded nor listed on any exchange. Our second restated certificate of incorporation provides that, in the case of any split of our Class A Common Stock, the shares of our Class B Common Stock will also be split so that the number of shares of our Class A Common Stock and Class B Common Stock outstanding immediately following such split will bear the same relationship to each other as that which existed immediately prior to such split. Accordingly, our Board of Directors authorized the reverse stock split of our Class B Common Stock on the same basis and at the same up to 1-for-4 Split Ratio as the Class A Common Stock.

Effects Of The Reverse Stock Split

General

If we determine to implement the reverse stock split, the principal result will be to proportionately decrease the number of outstanding shares of our Class A Common Stock and Class B Common Stock based on the 1-for-4 Split Ratio. Our Class A Common Stock is currently registered under Section 12(b) of the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act. The reverse stock split will not affect the registration of our Class A Common Stock under the Exchange Act or the listing of our Class A Common Stock on the NYSE. However, as disclosed above, it is our intent to become listed on the NYSE Alternext following the reverse stock split. In such case, our Class A Common Stock will continue to be listed under the symbol “SGA,” although it will be considered a new listing with a new CUSIP number.

Proportionate voting rights and other rights of the holders of our Class A Common Stock and Class B Common Stock will not be affected by the reverse stock split, other than as a result of the rounding up for fractional shares as described above. For example, a holder of 2.0% of the voting power of the outstanding shares of our Class A Common Stock and Class B Common Stock immediately prior to the Effective Date will generally continue to hold 2.0% of the voting power of the outstanding shares of our Class A Common Stock and Class B Common Stock immediately after the reverse stock split. The number of stockholders of record will not be affected by the reverse stock split. If implemented, the reverse stock split may result in some stockholders owning “odd lots” of less than 100 shares of our Class A Common Stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares. We believe, however, that these potential negative effects are outweighed by the benefits of the reverse stock split.

Effect On Our Stock Plans

As of December, 26, 2008, there were approximately 1,927,529 outstanding stock options and 214,572 shares of unvested restricted stock under our 2005 Incentive Compensation Plan, 2003 Stock Option Plan and the 1997 Non-Employee Directors Stock Option Plan (together, the “Stock Plans”). If the reverse stock split is effected, the Company expects that the number of all outstanding equity awards will be proportionately adjusted by our Compensation Committee, using the same up to 1-for-4 Split Ratio, pursuant to its existing authority under the Stock Plans to do so. It is anticipated that the number of authorized shares under our Stock Plans will be adjusted and the exercise price for each stock option will be increased such that upon an exercise, the aggregate exercise price payable by the optionee to the Company would remain the same.

Shares of Common Stock issued under the Company’s Employee Stock Purchase Plan and 401(k) Plan will also be proportionately adjusted.

Reduction In Stated Capital

Pursuant to the reverse stock split, the par value of our Class A Common Stock and Class B Common Stock each will remain $0.01 per share. As a result of the reverse stock split, on the Effective Date, the stated capital on our balance sheet attributable to our Class A Common Stock and Class B Common Stock, respectively, will be reduced in proportion to the size of the reverse stock split, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. Our stockholders’ equity, in the aggregate, will remain unchanged.

Exchange of Stock Certificates

The Bank of New York Mellon, the Company’s transfer agent (the “Transfer Agent”), will act as exchange agent for purposes of implementing the exchange of stock certificates, and is sometimes referred to as the “exchange agent.” As soon as practicable after the Effective Time, a letter of transmittal will be sent to stockholders of record as of the Effective Time for purposes of surrendering to the exchange agent certificates representing pre-reverse stock split shares in exchange for certificates representing post-reverse stock split shares in accordance with the procedures set forth in the letter of transmittal. No new certificates will be issued to a stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s), together with the properly completed and executed letter of transmittal, to the exchange agent. From and after the Effective Time, any certificates formerly representing pre-reverse stock split shares which are submitted for transfer whether pursuant to a sale, other disposition or otherwise, will be exchanged for certificates representing post-reverse stock split shares. A stockholder will not be entitled to receive any dividends or distributions payable after the Effective Time until that stockholder surrenders and exchanges his or her certificates. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

In connection with the reverse stock split our Class A Common Stock will change its current CUSIP number. This new CUSIP number will appear on any new certificates representing post-reverse stock split shares of our Class A Common Stock.

Street Name and Book-Entry Holders

Upon the reverse stock split, the Company intends to treat shares held by stockholders in “street name” through a bank, broker or other nominee, in the same manner as stockholders whose shares are registered in their own names. Banks, brokers and other nominees will be instructed to effect the reverse stock split for their beneficial holders. These brokers, banks and other nominees may have other procedures for processing the transaction, however, and stockholders holding in street name are encouraged to ask their brokers, banks or other nominees any questions they may have regarding such procedures.

Stockholders who hold some or all of their shares in electronic book-entry form with the Transfer Agent do not have certificates evidencing their ownership and need not take any action to receive their post-reverse stock split shares. Rather, a statement will be sent automatically to any such stockholder’s address of record indicating the effects of the transaction, including the number of shares of Class A Common Stock held following the reverse stock split.

No Appraisal Rights

Stockholders have no rights under Delaware law, our second restated certificate of incorporation or our by-laws to exercise dissenters’ rights of appraisal with respect to the Transaction.

Certain Federal Income Tax Consequences of the Reverse Stock Split

The following discussion is a summary of certain federal income tax consequences of the reverse stock split to us and to holders of our Common Stock that hold such stock as a capital asset for federal income tax purposes. This discussion is based on laws, regulations, rulings and decisions in effect on the date hereof, all of which are subject to change (possibly with retroactive effect) and to differing interpretations. This discussion applies only to holders that are U.S. persons and does not address all aspects of federal income taxation that may be relevant to holders in light of their particular circumstances or to holders who may be subject to special tax treatment under the Internal Revenue Code of 1986, as amended, including, without limitation, holders who are dealers in securities or foreign currency, foreign persons, insurance companies, tax-exempt organizations, banks, financial institutions, broker- dealers, holders who hold our Common Stock as part of a hedge, straddle, conversion or other risk reduction transaction, or who acquired our Common Stock pursuant to the exercise of compensatory stock options, the vesting of previously restricted shares of stock or otherwise as compensation.

We have not sought, and will not seek, an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the reverse stock split. The following summary does not address the tax consequences of the reverse stock split under foreign, state, or local tax laws. ACCORDINGLY, EACH HOLDER OF COMMON STOCK SHOULD CONSULT HIS, HER OR ITS TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO SUCH HOLDER.

The federal income tax consequences for a holder of our Common Stock pursuant to the reverse stock split will be as follows:

1. the holder should not recognize any gain or loss for federal income tax purposes;

2. the holder’s aggregate tax basis of the Common Stock received pursuant to the reverse stock split (including that with respect to any post-reverse stock split fractional shares received as a result of the Company’s rounding up of pre-reverse stock split fractional shares in connection with the Transaction) should be equal to the aggregate tax basis of such holder’s Common Stock surrendered in exchange therefor;

3. the holder’s holding period for the Common Stock received pursuant to the reverse stock split (including that with respect to any post-reverse stock split fractional shares received as a result of the Company’s rounding up of pre-reverse stock split fractional shares in connection with the Transaction) should include such holder’s holding period for the Common Stock surrendered in exchange therefor;

4. we should not recognize gain or loss as a result of the reverse stock split.

Shareholder Approval

We are required, pursuant to the DGCL to obtain approval from our stockholders to amend our second restated certificate of incorporation by obtaining the affirmative approval of at least a majority of all outstanding shares entitled to vote on such matter. On December 26, 2008. Edward K. Christian delivered to the Company the Written Consent approving the Amendment and the up to 1-for-4 Split Ratio, in accordance with Section 228 of the DGCL. As of such date, Mr. Christian beneficially owned all of the Company’s issued and outstanding Class B Common Stock, approximately 0.05% of the Company’s issued and outstanding shares of Class A common Stock and based on ten votes per share of Class B Common Stock, approximately 62.5% of the combined voting power of the Company’s issued and outstanding shares of Class A Common Stock and Class B Common Stock. As the matters set forth in this Information Statement have been duly authorized and approved by the written consent of Mr. Christian, the holder of at least a majority of our issued and outstanding voting securities, we are not seeking any consent, authorization or proxy from you.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

To our knowledge, the following table sets forth certain information with respect to beneficial ownership of our Class A Common Stock and Class B Common Stock, as of December 26, 2008, for (i) our Chief Executive Officer, Chief Financial Officer and our other three most highly compensated executive officers, (ii) each of our directors, (iii) all of our current directors and executive officers as a group, and (iv) each person who we know beneficially owns more than 5% of our Class A Common Stock. Unless otherwise indicated, the principal address of each of the stockholders below is c/o Saga Communications, Inc., 73 Kercheval Avenue, Grosse Pointe Farms, Michigan 48236. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “SEC”) and includes voting or investment power with respect to the securities. Except as indicated by footnote, each person identified in the table possesses sole voting and investment power with respect to all shares of Class A Common Stock and Class B Common Stock shown held by them. The number of shares of Class A Common Stock and Class B Common Stock outstanding used in calculating the percentage for each listed person includes shares of Class A Common Stock and Class B Common Stock underlying options held by such person that are exercisable within 60 calendar days of December 26, 2008, but excludes shares of Class A Common Stock and Class B Common Stock underlying options held by any other person. Certain of such options are ’out-of-the-money’ as of December 26, 2008 in that the closing price of our Class A Common Stock as of such date as reported on the NYSE consolidated tape was less than the exercise price of such options. Percentage of beneficial ownership is based on the total number of shares of Class A Common Stock and Class B Common Stock outstanding as of December 26, 2008. The following table does not give effect to the Transaction described in this Information Statement.

	Number of Shares				Percent of Class
Name	Class A		Class B		Class A	Class B

Donald J. Alt	40,833	(1)	0		*	n/a
Brian W. Brady	9,048	(2)(3)	0		*	n/a
Clarke R. Brown, Jr.	7,518		0		*	n/a
Samuel D. Bush	80,070	(2)	0		*	n/a
Edward K. Christian	7,134		2,488,899	(4)	*	100%
Jonathan Firestone	24,039		0		*	n/a
Steven J. Goldstein	243,104	(2)	0		1.7%	n/a
Warren S. Lada	90,805	(2)	0		*	n/a
Marcia K. Lobaito	108,086	(2)	0		*	n/a
Robert J. Maccini	9,867		0		*	n/a
Gary Stevens	12,007		0		*	n/a
All directors and executive officers as a group (12 persons)	736,827	(5)	2,488,899	(4)	4.9%	100%
T. Rowe Price Associates, Inc.	2,371,100	(6)	0		16.4%	n/a
FMR Corp.	1,809,800	(7)	0		12.6%	n/a
Columbia Wanger Asset Management, L.P.	1,700,000	(8)	0		11.8%	n/a
Dimensional Fund Advisors LP	1,156,053	(9)	0		8.0%	n/a
Towerview LLC	1,123,900	(10)	0		7.8%	n/a
Avenir Corporation	923,908	(11)	0		6.4%	n/a

*	Less than 1%.

(1)	This amount includes 23,951 shares held in Mr. Alt’s GRAT (Grantor Retained Annuity Trust) and 5,128 shares owned directly by Mr. Alt which are pledged as security for the repayment of an outstanding loan.

(2)	Includes the following shares of Class A Common Stock reserved for issuance upon exercise of stock options exercisable within 60 days of December 26, 2008: Mr. Brady, 1,361 shares; Mr. Bush, 55,070 shares; Mr. Goldstein, 198,264 shares; Mr. Lada, 56,168 shares; and Ms. Lobaito, 89,243 shares. See “Outstanding Equity Awards at Fiscal Year-End.” Also includes the entire grant of restricted stock (Class A Common Stock) which vests in 20% increments annually (i) commencing March 1, 2006 as follows: Mr. Bush, 5,120 shares; Mr. Goldstein, 6,249 shares; Mr. Lada, 5,120 shares; and Ms. Lobaito, 2,482 shares; (ii) commencing March 1, 2007 as follows: Mr. Bush, 11,741 shares; Mr. Goldstein, 14,329 shares; Mr. Lada, 11,741 shares; and Ms. Lobaito, 5,719 shares; (iii) commencing March 1, 2008 as follows: Mr. Bush, 3,073 shares; Mr. Goldstein,

3,750 shares; Mr. Lada, 3,073 shares; and Ms. Lobaito, 1,497 shares; and (iv) commencing March1, 2009 as follows: Mr. Bush, 6,500 shares; Mr. Goldstein, 6,500 shares; Mr. Lada, 6,500 shares; and Ms. Lobaito, 5,000 shares.

(3)	This amount includes 3,844 and 3,843 shares owned respectively by Mr. Brady’s daughters, to which he disclaims beneficial ownership.

(4)	Includes 86,551 shares of Class B Common Stock reserved for issuance upon exercise of stock options exercisable within 60 days of December 26, 2008. Also includes the entire grant to Mr. Christian of 9,207 shares of restricted stock (Class B Common Stock) which vest in 20% increments annually commencing March 1, 2006, 21,231 shares of restricted stock (Class B Common Stock) which vest in 20% increments annually commencing March 1, 2007, 5,484 shares of restricted stock (Class B Common Stock), which vest in 20% increments annually commencing March 1, 2008 and 12,000 shares of restricted stock (Class B Common) which vest in 20% increments annually commencing March 1, 2009.

(5)	Includes an aggregate of 486,974 shares of Class A Common Stock reserved for issuance upon exercise of stock options exercisable within 60 days of December 26, 2008. Also includes an aggregate of 112,241 shares of restricted stock (Class A Common Stock).

(6)	According to their most recent joint Schedule 13G on file with the SEC, T. Rowe Price Associates, Inc. (“Price Associates”) (an investment adviser) and T. Rowe Price Small Cap Value Fund, Inc. (an investment company) have sole voting power with respect to 841,000 and 1,461,000 shares, respectively, have sole dispositive power with respect to 2,371,100 and 0 shares, respectively, and have no shared voting or dispositive power. Their principal address is 100 E. Pratt Street, Baltimore, Maryland 21202.

(7)	According to its most recent joint Schedule 13G on file with the SEC, Fidelity Management & Research Company (“Fidelity”) is the beneficial owner of 1,809,800 shares as a result of acting as an investment advisor to various investment companies. The ownership of one investment company, Fidelity Low Priced Stock Fund, amounted to 1,809,800 shares. Fidelity is a wholly-owned subsidiary of FMR Corp., and members of the family of Edward D. Johnson, III are a controlling group with respect to FMR Corp. The principal address of FMR Corp. is 82 Devonshire Street, Boston, Massachusetts 02109.

(8)	According to its most recent joint Schedule 13G on file with the SEC, Columbia Wanger Asset Management, L.P. (“CWAM”), has sole voting and dispositive power with respect to 1,700,000 shares held by Columbia Acorn Trust, a Massachusetts business trust, that is advised by CWAM. The principal address of CWAM is 227 West Monroe Street, Suite 3000, Chicago, Illinois 60606.

(9)	According to its Schedule 13G on file with the SEC, Dimensional Fund Advisors L.P., an investment adviser, has sole voting and dispositive power with respect to 1,060,563 shares. The principal address is 1299 Ocean Avenue, Santa Monica, California 90401.

(10)	According to its Schedule 13G on file with the SEC, Towerview LLC, a Delaware limited liability company, has sole voting and dispositive power with respect to 895,900 shares. The principal address is 500 Park Avenue, New York, New York 10022.

(11)	According to its most recent Schedule 13D on file with the SEC, Avenir Corporation, an investment adviser, has sole voting and dispositive powers with respect to 995,777 shares. The principal address is 1725 K Street NW, Washington, D.C. 20006.

FORWARD-LOOKING STATEMENTS

This Information Statement, as well as other public documents and statements of the Company referred to herein, may contain forward-looking statements that involve risks and uncertainties, which are based on the beliefs, expectations, estimates, projections, forecasts, plans, anticipations, targets, outlooks, initiatives, visions, objectives, strategies, opportunities, drivers and intents of the Company’s management. While the Company believes that its estimates and assumptions are reasonable, the Company cautions that it is very difficult to predict the impact of known factors, and, of course, it is impossible for the Company to anticipate all factors that could affect its results. The Company’s actual results may differ materially from those discussed in such forward-looking statements. Such statements include, without limitation, the Company’s expectations and estimates (whether qualitative or quantitative) as to:

•	our consummation of the reverse stock split and its expected terms and conditions, as well as the timing, of such transaction;

•	the intended benefits of the reverse stock split, including that it is in the best interests of the Company’s stockholders, should increase the per share trading price of the Company’s Class A Common Stock, should make such stock more attractive to institutional and other investors and would reduce certain of our costs, such as NYSE listing fees; and

•	the market’s near and long term reaction to the reverse stock split.

Statements that are not historical facts, including statements about the Company’s beliefs and expectations, are forward-looking statements. Forward-looking statements can be identified by, among other things, the use of forward-looking language such as “estimates,” “objectives,” “visions,” “projects,” “forecasts,” “focus,” “drive towards,” “plans,” “targets,” “strategies,” “opportunities,” “drivers,” “believes,” “intends,” “outlooks,” “initiatives,” “expects,” “scheduled to,” “anticipates,” “seeks,” “may,” “will,” or “should” or the negative of those terms, or other variations of those terms or comparable language, or by discussions of strategies, targets, models or intentions. Forward-looking statements speak only as of the date they are made, and except for the Company’s ongoing obligations under the U.S. federal securities laws, the Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Investors are advised, however, to consult any additional disclosures the Company made or may make in its Annual Report on Form 10-K for the fiscal year ended December 31, 2007, which the Company filed with the SEC on March 14, 2008, its Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, in each case filed with the SEC in 2008 and 2007 (which, among other places, can be found on the SEC’s website at http://www.sec.gov, as well as on the Company’s website at www.sagacom.com). The information available from time to time on such websites shall not be deemed incorporated by reference into this Information Statement. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. In addition to factors that may be described in the Company’s filings with the SEC, including this filing, the following factors, among others, could cause the Company’s actual results to differ materially from those expressed in any forward-looking statements made by the Company:

•	difficulties, delays, unanticipated costs or our inability to consummate the reverse stock split on the expected terms and conditions or timeline;

•	difficulties, delays or the inability to increase the per share trading price of our Class A Common Stock as a result of the reverse stock split, including future decreases in the price of the Company’s Class A Common Stock due to, among other things, the announcement of the reverse stock split or our inability to make such stock more attractive to institutional or other investors, such as due to investors viewing the reverse stock split negatively or due to future financial results, market conditions, the market perception of our business or other factors adversely affecting the market price of our Class A Common Stock, notwithstanding the reverse stock split or otherwise, or less than anticipated cost reductions, or our stock price being insufficient to satisfy compliance with the listing criteria of the NYSE’s Alternext or NASDAQ Capital Market; or

•	unanticipated negative reactions to the reverse stock split or unanticipated circumstances or results that could negatively affect interest in our Class A Common Stock by the investment community.

Factors other than those listed above could also cause the Company’s results to differ materially from expected results. This discussion is provided as permitted by the Private Securities Litigation Reform Act of 1995.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read or copy any document we file at the public reference room maintained by the SEC at Station Place, 100 F Street, N.E., Washington, D.C. 20549. Copies of this information may also be obtained by mail from the SEC’s Public Reference Branch at Station Place, 100 F Street, N.E., Washington, D.C. 20549. In addition, our filings with the SEC are also available to the public on the SEC’s internet website at http://www.sec.gov and on our corporate website, www.sagacom.com (under the Investor Relations link). Information contained on the SEC’s website and our website is not part of this Information Statement.

In addition, if you have any questions about this Information Statement or if you need additional copies of this Information Statement or copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 or our Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 or September 30, 2008, please contact our Chief Financial Officer at (313)886-7070, or by correspondence addressed to Saga Communications, Inc., Attention: Chief Financial Officer, 73 Kercheval Avenue, Grosse Pointe Farms, Michigan 48236.

ANNEX A

CERTIFICATE OF AMENDMENT
TO THE
SECOND RESTATED CERTIFICATE OF INCORPORATION
OF
SAGA COMMUNICATIONS, INC.

Pursuant to Sections 228 and 242 of
the General Corporation Law
of the State of Delaware

SAGA COMMUNICATIONS, INC. (the “Corporation”), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware, does hereby certify as follows:

FIRST:  Upon the filing and effectiveness (the “Effective Time”) pursuant to the General Corporation Law of the State of Delaware of this Certificate of Amendment to the Corporation’s Second Restated Certificate of Incorporation, each [four (4)] shares of the Corporation’s Class A Common Stock, par value $.01 per share (the “Class A Common Stock”), and Class B Common Stock, par value $.01 per share (the “Class B Common Stock”), issued and outstanding immediately prior to the Effective Time shall automatically be combined into one (1) validly issued, fully paid and non-assessable share of Class A Common Stock and Class B Common Stock, respectively, without any further action by the Corporation or the holder thereof. No fractional shares shall be issued and instead, all fractions of shares will be rounded up to the next whole share. Each certificate that immediately prior to the Effective Time represented shares of Class A Common Stock or Class B Common Stock, as the case may be (the “Old Certificates”), shall thereafter represent that number of shares of Class A Common Stock or Class B Common Stock, as the case may be, into which the shares of Class A Common Stock or Class B Common Stock, as the case may be, represented by the Old Certificates shall have been combined, subject to the rounding up of fractional share interests as described above.

SECOND:  This Certificate of Amendment shall become effective as of           at   [a.m./p.m.]

THIRD:  This Certificate of Amendment was duly authorized by the Corporation’s Board of Directors and adopted by written consent of the Corporation’s stockholders in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

[Execution Page Follows]

A-1

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be duly executed in its corporate name as of the [     ] day of          , 2009.

SAGA COMMUNICATIONS, INC.

By:
Name:     Edward K. Christian

Title:	President, Chief Executive Officer and Chairman

A-2